SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Forum Funds

3 Canal Plaza

Portland, Maine 04101

(207) 347-2000

Enrika Weniger

Atlantic Fund Administration, LLC

3 Canal Plaza

Portland, Maine 04101

Copies to:

Francine J. Rosenberger, Esq.

K&L Gates LLP

1601 K Street NW

Washington, D.C. 20006

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AUSTIN GLOBAL EQUITY FUND

3 Canal Plaza

Portland, Maine 04101

January     , 2009

Dear Shareholder:

The Board of Trustees of Forum Funds (the “Trust”) has called a special meeting of the shareholders of the Austin Global Equity Fund, a series of the Trust (the “Fund”), to approve a new Investment Advisory Agreement for the Fund between the Trust and Beck, Mack & Oliver LLC (“BM&O”) , an SEC-registered investment adviser (the “New Agreement”). The meeting is scheduled to be held on February 25, 2009.

Since the Fund commenced operations, Austin Investment Management, Inc. (“Austin”) has served as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Trust and Austin (the “Original Agreement”). Austin is an SEC-registered investment adviser solely owned by its President, Peter A. Vlachos. Austin and BM&O are expected to combine their respective operations in a transaction to be completed on February 27, 2009 or shortly thereafter (the “Transaction”). It is a condition of the closing of the Transaction that shareholders of the Fund approve the New Agreement.

Completion of the Transaction will result in an assignment and automatic termination of the Original Agreement pursuant to the terms of such agreement and the Investment Company Act of 1940, as amended. To provide for continuity of management, the Trust’s Board of Trustees (the “Board”), at a meeting held on December 12, 2008, unanimously approved the appointment of BM&O as the Fund’s investment adviser pursuant to the New Agreement, subject to shareholder approval.

Under the New Agreement, BM&O will provide the same investment advisory services to the Fund on substantially similar terms as under the Fund’s Original Agreement. The investment advisory personnel at Austin who currently manage the Fund’s portfolio will continue to manage the Fund in the same way after the Transaction. Furthermore, the fee rates payable under the New Agreement will be identical to the rates payable under the Original Agreement. The New Agreement also includes certain updates and modernized provisions relative to the Original Agreement. The Board recommends that you vote “FOR” the approval of the New Agreement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE MEETING. IT IS IMPORTANT THAT YOUR VOTE BE RECEIVED NO LATER THAN FEBRUARY 24, 2009. IF YOU HAVE ANY QUESTIONS ABOUT THE PROXY STATEMENT, PLEASE DO NOT HESITATE TO CALL US AT (800)                    .

We appreciate your participation and prompt response and thank you for your continued support of the Fund.

Sincerely,

Stacey Hong

President, Forum Funds

PRELIMINARY COPIES

AUSTIN GLOBAL EQUITY FUND

3 Canal Plaza

Portland, Maine 04101

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

FEBRUARY 25, 2009

To the Shareholders of the Austin Global Equity Fund:

Notice is hereby given that a special meeting of shareholders (the “Meeting”) of the Austin Global Equity Fund (the “Fund”), a series of Forum Funds (the “Trust”), will be held at the offices of Atlantic Fund Administration, LLC, 3 Canal Plaza, Suite 600, Portland, Maine 04101, on February 25, 2009 at 10:00 a.m. (Eastern time). The purpose of the Meeting is:

1.	To approve a new Investment Advisory Agreement for the Fund between the Trust and Beck, Mack & Oliver LLC; and

2.	To transact such other business as may properly come before the Meeting.

The Trust’s Board of Trustees has fixed the close of business on January 14, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Please carefully read the accompanying Proxy Statement.

By Order of the Board of Trustees,

Lina Bhatnagar

Secretary

Portland, Maine

January     , 2009

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO VOTE EITHER (1) ON THE ENCLOSED PROXY, BY DATING AND SIGNING IT, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED; (2) BY CALLING (TOLL FREE), THE TELEPHONE NUMBER ON YOUR PROXY CARD; OR (3) BY LOGGING ONTO THE INTERNET ADDRESS ON YOUR PROXY CARD.

PROXY STATEMENT

Austin Global Equity Fund

3 Canal Plaza

Portland, Maine 04101

Special Meeting of Shareholders

February  25, 2009

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Forum Funds (the “Trust”), on behalf of the Austin Global Equity Fund (the “Fund”), a series of the Trust, to approve a new Investment Advisory Agreement between the Trust and Beck, Mack & Oliver LLC (“BM&O”) with respect to the Fund (the “Proposal”). The Trust is a registered open-end investment company whose executive offices are located at 3 Canal Plaza, Portland, Maine 04101. Proxies will be voted at a special meeting of shareholders (the “Meeting”) of the Fund to be held at the offices of the Fund’s administrator, Atlantic Fund Administration, LLC (“Atlantic”), 3 Canal Plaza, Suite 600, Portland, Maine 04101, on February 25, 2009 at 10:00 a.m. (Eastern time), or at any postponement or adjournment thereof, held for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The Notice of Meeting, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about February 11, 2009.

The Board has fixed the close of business on January 14, 2009 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. As of the Record Date, there were 3,058,648.500 shares of the Fund outstanding. Each shareholder will be entitled to one vote for each whole Fund share and a fractional vote for each fractional Fund share held as of the Record Date. Shares may be voted in person or by proxy. One-third of the outstanding shares of the Fund as of the Record Date present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. All properly executed proxies received on or before February 24, 2009 will be counted at the Meeting and any adjournment thereof in accordance with the instructions marked thereon or otherwise provided therein. Proxies received after that date will be counted only if the Meeting is adjourned.

For purposes of determining the presence of a quorum and counting votes on the matters presented, Fund shares represented by abstentions and “broker non-votes” will be counted as present, but not as votes cast at the Meeting. Broker non-votes are Fund shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners and other persons entitled to vote and for which the broker lacks discretionary voting authority. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the affirmative vote necessary to approve the Proposal may be determined with reference to a percentage of votes present at the Meeting. For this reason, abstentions and broker non-votes have the effect of votes “Against” the Proposal. In completing proxies, therefore, shareholders should be aware that checking the box labeled “Abstain” would result in the shares covered by the proxy being treated as if they were voted “Against” the Proposal.

If a choice is not specified on an executed proxy that is returned in time to be voted at the Meeting, the proxy will be voted “FOR” the Proposal.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to the Proposal. Any adjournment will require the affirmative vote of a majority of shares represented in person or by proxy at the Meeting. In that case, the persons named as proxies will vote all proxies that they are entitled to vote for the Proposal as “For” such an adjournment; provided, however, any proxies required to be voted against the Proposal will be voted “Against” such adjournment.

Abstentions and broker non-votes will not be voted “For” or “Against” any adjournment. A shareholder vote may be taken on the Proposal prior to adjournment if sufficient votes have been received and it is otherwise appropriate.

Approval of the Proposal requires the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present or represented at the Meeting at which the holders of more than 50% of the outstanding shares of the Fund are present or represented or (b) more than 50% of the outstanding shares of the Fund.

You may vote on the Proposal by utilizing one of the following options:

By Mail:	Complete the enclosed proxy card (“Proxy Card”) and return it in the postage paid envelope provided.
By Telephone:	Call the Toll-Free number on your Proxy Card.
By Internet:	Use the Internet address on your Proxy Card.
In Person:	Attend the Meeting in person at 10:00 a.m. (Eastern time) on February 25, 2009, at the offices of Atlantic, 3 Canal Plaza, Suite 600, Portland, Maine 04101.

If you plan to vote by mail, you should complete the Proxy Card by:

(1)	Indicating whether you vote “FOR”, “AGAINST”, or “ABSTAIN” from voting on the Proposal by checking the appropriate box on the Proxy Card;

(2)	Signing and dating the Proxy Card; and

(3)	Returning the Proxy Card in the enclosed postage-paid envelope.

To change your vote, you may send a written notice of revocation to Atlantic, at 3 Canal Plaza, Portland, Maine, 04101, or personally cast a vote at the Meeting. Any notice sent must:

(1)	Identify you;

(2)	State that as a Fund shareholder, you revoke your prior vote; and

(3)	Indicate your approval, disapproval or abstention from voting with respect to the Proposal.

The solicitation of proxies will be primarily by mail but may also include telephone or oral communications by the officers of the Trust, or by employees of BM&O or Austin Investment Management, Inc. (“Austin”), the Fund’s current investment adviser. BM&O will bear all of the costs of the Meeting and the preparation, printing, mailing and solicitation of this Proxy Statement and the tabulation of the Proxy Cards.

PROPOSAL:	APPROVAL OF INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST AND BECK, MACK & OLIVER LLC

Background Information

Since commencement of operations of the Fund, Austin has served as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Trust and Austin dated June 14, 1996, as amended August 28, 2003 (the “Original Agreement”). Austin is an SEC-registered investment adviser solely owned by its President, Peter A. Vlachos. The Fund’s initial shareholder, Foreside Fund Services, LLC (“Foreside”), approved the Original Agreement by written consent on June 14, 1996 in connection with such agreement’s initial approval. Pursuant to the terms of the Original Agreement, the Original Agreement was to remain in effect for twelve months from the date of its initial effectiveness and thereafter for successive annual periods provided that such continuance was specifically approved at least annually: (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund; and, in either case, (ii) by a majority of the Trust’s trustees who are not parties to the Original Agreement or interested persons of any such party (other than as trustees of the Trust) (the “Independent Trustees”). The Board approved the continuation of the Original Agreement at meetings held on June 15, 2007 and June 17, 2008. During the Fund’s fiscal year ended March 31, 2008, $879,722 in advisory fees were payable under the Original Agreement, a portion of which were waived by Austin pursuant to contractual expense limitation arrangements in place for the Fund, under which Austin also reimbursed $184,835 in Fund expenses during this period.

BM&O is a New York based SEC-registered investment adviser founded in 1931. As of December 31, 2008, BM&O had approximately $3.0 billion of assets under management. BM&O is located at 360 Madison Ave., New York, New York 10017. Austin and BM&O have proposed a transaction which, if completed, would result in Austin and BM&O combining their operations (the “Transaction”). It is anticipated that the Transaction will close on February 27, 2009, or shortly thereafter.

In connection with the Transaction, Austin’s business will be transferred to BM&O. With respect to the Fund, this transfer will occur only upon shareholder approval of a new Investment Advisory Agreement for the Fund between BM&O and the Trust (the “New Agreement”) at the Meeting. Upon consummation of the Transaction, Austin will consolidate its investment management operations into those of BM&O, and the officers and employees of Austin, including those involved in managing the Fund, will become members or employees of BM&O. As a result, the investment adviser for the Fund will change from Austin to BM&O. This change of investment adviser will not represent any change in the Fund’s investment objective, policies, style or strategies, nor in the personnel principally involved in the management of the Fund’s portfolio, who will continue to function as such as members or employees of BM&O.

The New Agreement

At the meeting on December 12, 2008, the Board, including the Independent Trustees, unanimously approved the New Agreement, subject to the approval of Fund shareholders. The terms of the New Agreement are substantially similar in all material respects to those of the Original Agreement, and the advisory fee rate to be paid by the Fund under the New Agreement is the same as the fee rate paid by the Fund under the Original Agreement. The New Agreement also updates certain terms of the Original Agreement. The Board recommends that you vote “FOR” the approval of the New Agreement.

Under the New Agreement, the Trust will engage BM&O subject to the direction and oversight of the Board, and BM&O will manage the investment and reinvestment of the assets of the Fund. For rendering investment advisory services to the Fund, BM&O will be entitled to receive the same fee rate from the Fund under the New Agreement that Austin was entitled to receive under the Original Agreement: an annual fee of 1.5% of the Fund’s average daily net assets. In addition, BM&O has contractually agreed to waive fees through at least July 31, 2009 to limit the Fund’s total annual operating expenses to 1.75% of average daily net assets.

The New Agreement requires BM&O, among other things, to:

(1)	make decisions with respect to all purchases and sales of securities and other investment assets in the Fund;

(2)	furnish to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports concerning the performance and operation of the Fund;

(3)	maintain records relating to the advisory services rendered to the Fund as required to be maintained by the Trust pursuant to applicable law, including records pertaining to Fund transactions and the placing and allocation of brokerage orders; and

(4)	provide the Fund’s custodian and fund accountant, on each Fund business day, with information relating to all transactions concerning the Fund’s assets.

The New Agreement permits BM&O to perform investment advisory services for entities other than the Trust and the Fund. The New Agreement also provides that BM&O shall not be liable to the Trust or the Fund for error of judgment or mistake of law for any loss incurred by the Trust or the Fund in connection with the New Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties under the agreement or by reason of BM&O’s reckless disregard of its obligations and duties under the New Agreement. Neither the Trustees of the Trust nor the shareholders of the Fund are liable for any obligations of the Trust or the Fund under the New Agreement. Under the New Agreement, BM&O agrees that, in asserting any rights or claims thereunder, it shall look only to the assets and property of the Fund in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

The New Agreement also reflects certain updates being made to the Original Agreement. Such updates are designed to modernize the provisions of the Original Agreement, which was drafted more than 15 years ago. Among others, the updates pertain to the following:

•	BM&O’s responsibility for preserving the confidentiality of information concerning the holdings, transactions and business activities of the Fund in accordance with applicable laws;

•	BM&O’s ability to exercise all rights of shareholders, including but not limited to proxy voting;

•

the requirement that BM&O provide the Trust with a copy of its code of ethics and maintain a compliance program and provide the Fund’s Chief Compliance Officer with periodic reports on compliance with applicable federal securities laws;

•

the ability of BM&O to delegate any of its obligations under the New Agreement to third party investment advisers, provided that BM&O retains supervisory responsibility for the management of, and the investment of the assets of, the Fund;

•

limitations on the Trustees’ and shareholders’ liability, including the inability of BM&O to seek satisfaction of Trust obligations from shareholders or Trustees; limitations on consequential damages for all parties to the New Agreement; and limitations on BM&O’s liability in the case of emergency, disaster or circumstances beyond its control;

•	limitations on the fee rate paid to BM&O in the event that it manages the Fund as a feeder fund in a master-feeder structure;

•	the initial term of the New Agreement (two years) from the date of its effectiveness and the ongoing responsibility of the Trust to pay all expenses not specifically waived or assumed by BM&O;

•

the ability of BM&O to allocate brokerage on behalf of the Fund, consistent with Section 28(e) of the Securities Exchange Act of 1934, to broker-dealers that provide brokerage and research services; and

•	the responsibility of BM&O to assist in the fair valuation of Fund assets.

If the New Agreement with BM&O is approved by the Fund’s shareholders, the New Agreement will be effective for an initial two-year period and thereafter will continue in effect for successive annual periods, provided that such continuance is in conformity with the requirements of the 1940 Act. The New Agreement is terminable, without penalty, by the Board or by a vote of a majority of the voting securities of the Fund on 60 days’ written notice to BM&O or by BM&O on 60 days’ written notice to the Trust. The New Agreement also provides for automatic termination in the event of its assignment, as that term is defined under the 1940 Act. The New Agreement may be amended or modified only by a written agreement that is properly authorized and executed by the Trust and BM&O, and, if required by the 1940 Act, by vote of a majority of the outstanding voting securities of the Fund.

The Form of Investment Advisory Agreement for the New Agreement is attached hereto as Exhibit A. If shareholders do not approve the New Agreement, the Board will take such actions as it deems in the best interests of the Fund’s shareholders.

Evaluation by the Board of Trustees

At the December 12, 2008 Board meeting, the Board, including the Independent Trustees, considered the approval of the New Agreement. In evaluating the New Agreement, the Board reviewed materials furnished by BM&O, including information regarding: (1) services to be provided to the Fund, including the nature, extent and quality of such services; (2) the compensation to be paid to BM&O, including the cost of advisory services to be provided and profits to be realized by BM&O and its affiliates from the relationship with the Fund, including the expense limitation arrangements for the Fund; (3) the extent to which economies of scale would be realized as the

Fund grows and whether the advisory fee reflects these economies of scale for the benefit of the Fund’s investors; (4) other benefits received by BM&O from its relationship with the Fund; (5) the continuation of services by the Fund’s other service providers after the Transaction; and (6) whether any burden on the Fund would result from the Transaction. In particular, the Board focused on the following factors and made the following conclusions in considering approval of the New Agreement:

Nature, Extent and Quality of Services. In considering the nature, extent and quality of the services provided to the Fund by Austin under the Original Agreement, and to be provided by BM&O under the New Agreement, the Board considered BM&O’s representation that it is expected that the portfolio management team at Austin, which has managed the Fund since its inception, will continue to manage the Fund on behalf of BM&O. BM&O also represented that it would continue to provide high quality portfolio management services to the Fund under the New Agreement, and that the portfolio management of the Fund will not change under the New Agreement or as a result of the Transaction, and that the New Agreement would not effect any changes in the way the Fund is managed. The Board also considered BM&O’s representation that it has adequate staffing levels to service the Fund and will be proactive in taking necessary steps to ensure that adequate staffing levels are maintained as the Fund grows. The Board concluded that the approval of the New Agreement, and the transition of the Fund’s management from Austin to BM&O, would provide for continuity in the day-to-day management of the Fund, and that BM&O has sufficient resources to ensure continuation of Fund operations under the New Agreement. The Board also concluded that the scope and quality of services to be provided to the Fund under the New Agreement will be at least equivalent to the scope and quality of services provided by Austin under the Original Agreement.

The Board considered that, under BM&O management, the Fund would likely benefit from BM&O’s additional marketing resources, and, in the future, from potentially lower Fund expenses as a result of having a larger asset base. BM&O represented that resources available to service the Fund would not diminish in any way, but rather would be enhanced in various respects. The Board also considered BM&O’s representation that it would seek greater presence on third party broker-dealer platforms and increased marketing opportunities. The Board concluded that it was satisfied with the nature, extent and quality of services to be provided to the Fund by BM&O.

Performance. In connection with a presentation by BM&O regarding its proposed approach to managing the Fund, the Board considered the Fund’s performance. In this regard, the Board noted BM&O’s representation that it would maintain the current portfolio management staff and approach. The Board noted the Fund’s performance and noted that the Fund had outperformed its MSCI World Index benchmark for the one-year, three-year and five-year periods ended September 30, 2008. After discussion of the Fund’s performance relative to its peers and benchmark, the Board concluded that the Fund’s performance was acceptable.

Costs of Services and Profitability. The Board considered information provided by BM&O regarding its costs of services and profitability with respect to the Fund. The Board also considered BM&O’s financial information. The Board concluded that the level of Austin’s profits attributable to management of the Fund was reasonable in light of the services provided by Austin on behalf of the Fund. Thus, in light of the fact that BM&O would not change the current fees rates for the Fund, the Board concluded that BM&O’s expected level of profits attributable to management of the Fund likely would be reasonable in light of the services to be provided by BM&O on behalf of the Fund. Additionally, the Board concluded that BM&O was sufficiently stable to provide services to the Fund.

Expense Limitation Arrangement. Austin has contractually agreed through at least July 31, 2009 to waive a portion of its fees under the Original Agreement and to reimburse Fund expenses in order to limit the Fund’s total annual operating expenses to 1.75% of average daily net assets. The Board considered that BM&O has indicated that it will maintain such contractual expense limitation arrangement for the Fund through the same period; thus, Fund expenses will not increase as a result of the Transaction or the New Agreement.

Compensation and Economies of Scale. Among other things, the Board considered BM&O’s proposed compensation for providing advisory services to the Fund and analyzed comparative information on fees and total expenses of similar mutual funds. The Board noted that the advisory fee rate would not change under the New Agreement. Based on the foregoing, the Board concluded that BM&O’s advisory fee rate to be charged to the Fund was reasonable.

Continuity of Service Providers. The Board considered that following the Transaction, Atlantic would continue to serve as the Fund’s administrator, transfer agent, and fund accountant, and to provide compliance services to the Fund under existing contracts. The Board also considered that the Fund’s distributor, Foreside, would remain the same.

Other Benefits. The Board noted BM&O’s representation that except for management fees received from the Fund, BM&O did not anticipate realizing any other benefits from its relationship with the Fund. Based on the foregoing representation, the Board concluded that other anticipated benefits received by BM&O would not be a material factor to consider in approving the New Agreement.

Based upon its review, the Board concluded that the overall arrangement between the Fund and BM&O is fair and reasonable in light of the services to be performed, expenses to be incurred and such other matters as the Board considered relevant in the exercise of its reasonable business judgment and that approval of the New Agreement would be in the best interests of the Fund and its shareholders. The Board, including the Independent Trustees, approved the New Agreement, subject to its approval by the Fund’s shareholders.

Section 15(f) of the 1940 Act

The Transaction involves a “sale” of Austin, the current investment adviser to the Fund, for the purpose of Section 15(f) of the 1940 Act. Austin intends for the Transaction to come within the safe harbor provided by Section 15(f) of the 1940 Act, which permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser that results in an assignment of an advisory agreement, provided that two conditions are satisfied.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services). The Board has not been advised by Austin of any circumstances arising from the Transaction that might result in the imposition of an “unfair burden” on the Fund. Moreover, BM&O has agreed that, for two years after the consummation of the Transaction, it will use reasonable best efforts to refrain from imposing, or agreeing to impose, any unfair burden on the Fund.

Second, during the three-year period after the transaction, at least 75% of the members of the investment company’s board of trustees cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser or its predecessor. Three out of the four Trustees were classified as Independent Trustees prior to the Transaction and continue to be classified as such. BM&O will use its reasonable best efforts to ensure that at least 75% of the Trustees are not “interested persons” (as defined in the 1940 Act) of BM&O or Austin during the three year period after the completion of the Transaction.

The Board, including the Independent Trustees, recommends that the shareholders of the Fund vote “FOR” the Proposal.

INFORMATION ABOUT BECK, MACK & OLIVER LLC

BM&O is a limited liability company organized under the laws of New York. BM&O is located at 360 Madison Ave., New York, New York 10017. Since its founding in 1931, BM&O has managed long-only separate accounts on behalf of individuals, trusts, tax-exempt institutions and corporations. As of December 31, 2008, BM&O had approximately $3 billion of assets under management.

Set forth below is information about each director, general partner, and officer of BM&O, each of whom may be contacted at BM&O’s principal business address:

Name	Position with Adviser	Principal Occupation
Robert C. Beck	Senior Member	Portfolio Manager of BM&O
Gerald M. Sedam, II	Member	Portfolio Manager of BM&O
Robert J. Campbell	Member	Portfolio Manager of BM&O
Walter K. Giles	Member	Portfolio Manager of BM&O
Gilbert H. Dunham, Jr.	Member	Portfolio Manager & Chief Compliance Officer of BM&O
Lyman Delano	Member	Portfolio Manager of BM&O
Zachary A. Wydra	Member	Portfolio Manager of BM&O

OTHER MATTERS

No other matters are expected to be presented at the Meeting other than the Proposal. If any other matter properly comes before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

It is anticipated that, following the Meeting, the Fund will not hold any meetings of shareholders except as required by Federal law or Delaware state law. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send proposals to the Secretary of the Trust, care of Atlantic Fund Administration, LLC, 3 Canal Plaza, Portland, Maine 04101.

As of the Record Date, the Trustees and officers of the Trust, as a group, owned beneficially less than 1% of the outstanding shares of the Fund. As of the Record Date, the following shareholders beneficially or of record owned more than 5% of the outstanding shares of the Fund:

Shareholder Name and Address	Number of Shares	% of Outstanding Shares
Charles Schwab Co., Inc. 101 Montgomery Street San Francisco, CA 94104	2,362,714.416	77.25%

National Financial Service Corporation 200 Liberty Street One World Financial Center NY5D New York, NY 10281	604,867.932	19.78%

ADDITIONAL INFORMATION

Other Fund Service Providers

Atlantic provides administration, fund accounting, and transfer agency services to the Fund and the Trust. Foreside, located at 3 Canal Plaza, Portland, Maine 04101, serves as the Trust’s principal underwriter. Pursuant to a Compliance Services Agreement with the Trust, Atlantic also provides the Trust with a President, Chief Financial Officer and Chief Compliance Officer (the “Certifying Officers”) as well as with certain other compliance services. Foreside is not affiliated with Atlantic, Austin or BM&O.

Reports to Shareholders

The Fund will furnish to shareholders without charge, on request, copies of its annual and semi-annual reports to shareholders for the periods ended March 31, 2008 and September 30, 2008, respectively. To request a copy of such reports, please write to the Fund at P.O. Box 588, Portland, Maine 04112, or call the Fund toll-free at (800)      -        . The annual and semi-annual reports are also available, without charge, on the Fund’s website at www.austininvest.com.

By Order of the Board of Trustees,

Lina Bhatnagar Secretary

EXHIBIT A

[Form of New Investment Advisory Agreement]

FORM OF

FORUM FUNDS

INVESTMENT ADVISORY AGREEMENT

WITH

BECK, MACK & OLIVER LLC

AGREEMENT made this 27th day of February, 2009, between Forum Funds (the “Trust”), a statutory trust organized under the laws of the State of Delaware with its principal place of business at Three Canal Plaza, Portland, Maine 04101, and Beck, Mack & Oliver LLC (the “Adviser”), a limited liability company organized under the laws of State of New York with its principal place of business at 360 Madison Avenue, New York, New York 10017.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and is authorized to issue its shares of beneficial interest, no par value (“Shares”) in separate series and classes; and

WHEREAS, the Trust desires that the Adviser perform investment advisory services for the series of the Trust listed on Schedule A hereto, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Adviser agree as follows:

SECTION 1. APPOINTMENT

The Trust hereby appoints the Adviser, subject to the supervision of the Trust’s Board of Trustees (“Board”), to act as investment adviser to the Funds and, in such capacity, to manage the investment and reinvestment of each Fund’s assets and, without limiting the generality of the foregoing, to provide other services as specified herein. The Adviser accepts this employment and agrees to render its services for the compensation set forth herein. In connection therewith:

(a) The Trust has delivered to the Adviser copies of (i) the Trust’s Trust Instrument and Bylaws (“Organic Documents”), (ii) the Trust’s Registration Statement and all amendments thereto with respect to each Fund (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the 1940 Act or the Securities Act of 1933, as amended (“Securities Act”), (iii) the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus”) and (iv) all procedures adopted by the Trust with respect to each Fund or otherwise applicable to the Funds (the “Procedures”); the Trust will further, from time to time, furnish the Adviser with all amendments of or supplements to the foregoing. The Trust shall deliver to the Adviser: (i) a copy of each resolution of the Board appointing the Adviser and authorizing the execution and delivery of this Agreement; (ii) a copy of all proxy statements and related materials relating to each Fund; and (iii) any other documents, materials or information that the Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement. The Trust shall cause all service providers to the Trust to furnish information to the Adviser and to assist the Adviser as may reasonably be required and shall ensure that the Adviser has reasonable access to all records and documents maintained by the Trust or any service provider to the Trust.

(b) The Adviser has delivered to the Trust a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”) and a summary of the Adviser’s compliance program. The Adviser shall promptly furnish the Trust with all amendments of or supplements to the foregoing.

SECTION 2. DUTIES OF THE ADVISER

(a) The Adviser shall make decisions with respect to all purchases, sales and other transactions of securities and other investment assets of the Funds. To carry out such decisions, the Adviser is authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities or other assets for the Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by each Fund.

In the performance of its duties, the Adviser will act in the best interests of the Trust and each Fund and will manage each Fund in conformity with (a) the applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940 (the “Advisers Act”); (b) the terms of this Agreement; (c) the investment objective(s), policies and restrictions of each Fund as stated in each Fund’s currently effective Prospectus; and (d) such other guidelines as the Board may establish or approve and provide to the Adviser. The Adviser shall also comply with the Procedures, provided that the Adviser has adequate notice of the Procedures.

Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Adviser may allocate brokerage on behalf of each Fund to broker-dealers that provide brokerage and research services. Subject to compliance with Section 28(e), the Adviser may cause a Fund to pay to any broker-dealer who provides brokerage or research services a commission that exceeds the commission that such Fund might have paid to a different broker-dealer for the same transaction. The Adviser may aggregate sales and purchase orders of the assets of a Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other Funds or other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed by the Adviser to be equitable over time to each account.

(b) In making purchases, sales and other transactions of securities and other investment assets for the Funds, the Adviser shall comply in all material respects with any directions of, and the policies set by, the Board from time to time, as well as the limitations imposed by the Trust’s Organic Documents, Registration Statement, the relevant Fund’s Prospectus and the limitations of the 1940 Act, the Securities Act, and the Internal Revenue Code of 1986, as amended, including in each case the rules, regulations and interpretations thereof as well as any other applicable laws and regulations.

(c) The Adviser will be responsible for preserving the confidentiality of information concerning the holdings, transactions, and business activities of the Trust and each Fund in conformity with the requirements of the 1940 Act, other applicable laws and regulations, and any policies that are approved by the Board.

(d) The Adviser shall maintain such records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to applicable law. Books and records pertaining to the Trust which are in the possession of the Adviser shall be the property of the Trust. The Trust, or the Trust’s authorized representatives, shall have access to such books and records at all times, upon reasonable notice, during the Adviser’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust’s authorized representatives at the Trust’s expense.

(e) The Adviser shall maintain policies and procedures relating to the services it provides to the Trust that are reasonably designed to prevent violations of the federal securities laws and shall employ personnel to administer the policies and procedures who have the requisite level of skill and competence required to effectively discharge its responsibilities. The Adviser will report to the Board all material matters related to the Adviser that could reasonably be expected to impact the Adviser’s performance of its obligation under this Agreement. On an annual basis, the Adviser shall report on its compliance with its Code to the Board; and upon the written request of the Trust, the Adviser shall permit the Trust or its representatives to examine the reports required to be made to the Adviser under the Code. The Adviser will notify the Trust, in advance and as soon as reasonably practicable, of any change of control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of a Fund or senior management of the Adviser.

(f) The Adviser shall provide to the Board at each regularly scheduled meeting thereof (or such other meetings as may be requested by the Trust) a report containing an appropriate summary of all changes in the Funds since the prior report, will inform the Board of important developments affecting the Funds, and on its own initiative will furnish the Board from time to time with such information as it believes appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Funds maintain investments. The Adviser also shall provide the Board with such statistical and analytical information with respect to securities in the Funds as the Adviser believes appropriate or as the Trust reasonably may request.

(g) The Adviser shall from time to time employ or associate with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on behalf of the Trust in any such respect. At its own expense, the Adviser may carry out any of its obligations to a Fund under this Agreement by employing, subject to the direction and supervision of the Board, one or more firms that are registered as investment advisers under the Advisers Act (“Subadvisers”). Each Subadviser’s employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund. Despite the Adviser’s ability to employ Subadvisers to perform the duties set forth in this Agreement, the Adviser shall retain overall supervisory responsibility for the general management and investment of the assets of each Fund.

(h) The Adviser will cooperate with the independent public accountants of each Fund and shall take reasonable action to make all necessary information available to those accountants for the performance of the accountants’ duties.

(i) The Adviser will provide the custodian and fund accountant of each Fund on each business day with such information relating to all transactions concerning the assets of such Fund as the custodian and fund accountant may reasonably require. In accordance with the Procedures, the Adviser is responsible for assisting in the fair valuation of all Fund assets using its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Adviser for each asset for which a Fund’s fund accountant does not obtain prices in the ordinary course of business.

SECTION 3. STANDARD OF CARE

(a) The Trust shall expect, and the Adviser shall give the Trust the benefit of, the Adviser’s best judgment and efforts in rendering its services to the Trust. The Adviser shall not be liable for error of judgment or mistake of law or for any loss incurred by the Trust or any Fund in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

(b) The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

SECTION 4. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The members of the Board and the shareholders of a Fund shall not be liable under this Agreement for any obligations of the Trust, any Fund or any other series of the Trust, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund to which the Adviser’s rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of any Fund.

SECTION 5. COMPENSATION AND EXPENSES

(a) For the services provided by the Adviser pursuant to this Agreement, the Trust shall pay the Adviser, with respect to each Fund, a fee at the annual rate stated for the Fund in Schedule B hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the fifth business day of each calendar month for services performed under this Agreement during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of termination.

(b) To the extent specified in a separate letter agreement, the Adviser shall reimburse expenses of a Fund or/and waive its fees to the extent necessary to maintain such Fund’s expense ratio at an agreed-upon amount for a period of time as specified in such letter agreement. Any such reimbursement shall be estimated and paid to the relevant Fund monthly in arrears, at the same time as payment to the Adviser for such month.

(c) No fee shall be payable hereunder with respect to a Fund during any period in which a Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company (excluding exchange traded funds), or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

(d) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses not specifically waived, assumed or agreed to be paid by the Adviser, including: (i) the fee payable under this Agreement; (ii) the fees payable to each administrator under an agreement between the administrator and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, its trustees and officers, and fidelity bond premiums; (vi) fees and expenses of third parties, including the Trust’s independent public accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (vii) fees of pricing, interest, dividend, credit and other reporting services; (viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds’ transmission expenses; (xi) auditing, legal and compliance expenses; (xii) costs of forming the Trust and maintaining its existence; (xiii) costs of preparing, filing and printing the Trust’s Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefore; (xv) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (xvi) costs of reproduction, stationery, supplies and postage; (xvii) fees and expenses of the Trust’s trustees and officers; (xviii) the costs of personnel (who may be employees of the Adviser, an administrator or their respective affiliated persons) performing services for the Trust; (xix) costs of Board, Board committee, shareholder and other trust meetings; (xx) SEC registration fees and related expenses; (xxi) state, territory or foreign securities laws registration fees and related expenses; and (xxii) all fees and expenses paid by the Trust in accordance with any distribution or service plan or agreement related to similar matters, unless the Adviser agrees otherwise to pay for such expenses.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to a Fund on the date first written above or, if later, after approval by a vote of a majority of the outstanding voting securities of the Fund and a majority of the members of the Board who are not interested persons of the Trust.

(b) This Agreement shall continue in effect with respect to each Fund for a period of two years from the date of its effectiveness and, thereafter, shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to the Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

(c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to the Adviser or (ii) by the Adviser on 60 days’ written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment.

SECTION 7. ACTIVITIES OF THE ADVISER

(a) Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Adviser’s right, or the right of any of its officers, directors or employees (whether or not they are a trustee, officer, employee or other affiliated person of the Trust), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

(b) The Adviser represents and warrants that the Adviser: (i) is registered as an investment adviser under the Advisers Act (and will continue to be so registered for so long as this Agreement remains in effect); (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect in all material respects, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act.

SECTION 8. RIGHTS TO NAME

If the Adviser ceases to act as investment adviser to the Austin Global Equity Fund or any other Fund whose name includes the words “Austin” or “Beck, Mack & Oliver” or if the Adviser requests in writing, the Trust shall take prompt action to change the name of any such Fund to a name that does not include the words “Austin” or “Beck, Mack & Oliver.” The Adviser may from time to time make available without charge to the Trust for the Trust’s use any marks or symbols owned by the Adviser, including marks or symbols containing the words “Austin” or “Beck, Mack & Oliver” or any variation thereof, as the Adviser deems appropriate. Upon the Adviser’s request in writing at any time, the Trust shall cease to use any such mark or symbol. The Trust acknowledges that any rights in or to the words “Austin” or “Beck, Mack & Oliver” and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the words “Austin” or “Beck, Mack & Oliver” in their names without the consent of the Trust. The Trust shall not use the words “Austin” or “Beck, Mack & Oliver” in conducting any business other than that of the Funds without the permission of the Adviser.

SECTION 9. MISCELLANEOUS

(a) Except for the Schedules, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

(b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

(c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between those parties with respect to the subject matter hereof, whether oral or written.

(f) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and each other series of the Trust and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund or any other series of the Trust, whether arising under this Agreement or otherwise.

(k) The terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person,” “control” and “assignment” shall have the meanings ascribed thereto in the 1940 Act.

(l) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof, and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

FORUM FUNDS

Stacey E. Hong President

BECK, MACK & OLIVER LLC

Robert C. Beck Senior Member

FORUM FUNDS

INVESTMENT ADVISORY AGREEMENT

WITH

BECK, MACK & OLIVER LLC

Schedule A

Funds of the Trust

Austin Global Equity Fund

Schedule B

Advisory Fees

Fund	Advisory Fee as a % of the Annual Average Daily Net Assets of the Fund
Austin Global Equity Fund	1.50%

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Internet
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at hand.
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AUSTIN GLOBAL EQUITY FUND

The Board of Trustees recommends voting “FOR” the Proposal.
	For	Against	Abstain

Vote on Proposal
1. To approve a new investment advisory agreement between the Trust and Beck, Mack & Oliver LLC with respect to the Austin Global Equity Fund.	☐	☐	☐

The share of the beneficial interest represented by this Proxy will be voted in accordance with the instructions given by the undersigned above. If no choice is specified on the proxy, properly executed proxies that are returned in time to be voted at the meeting will be voted “FOR” the approval of the Proposal set forth above. The Trust has proposed this Proposal.

(NOTE: Checking the box labeled “Abstain” will result in the shares covered by the Proxy being treated as if they were voted “Against” the Proposal.) Receipt is acknowledged of the Notice and Proxy Statement for the Special Meeting of Shareholders to be held on February 25, 2009 at 10:00 a.m. (Eastern Time). Please sign and date this Proxy in the space provided and return it promptly in the postage-paid envelope provided. Execution by shareholders who are not individuals may be made by an authorized signatory. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.

ATLFN2

AUSTIN GLOBAL EQUITY FUND (the “FUND”)

A SERIES OF FORUM FUNDS (the “TRUST”)
3 Canal Plaza
Portland, Maine 04101

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
SPECIAL MEETING OF SHAREHOLDERS
February 25, 2009 – 10:00 A.M. EASTERN TIME

Revoking any such prior appointments, the undersigned appoints Enrika Weniger and Stacey E. Hong (or, if only one shall act, that one) proxies with the power of substitution to vote all the shares of the Fund registered in the name of the undersigned at the Special Meeting of Shareholders of the Fund to be held at the offices of Atlantic Fund Administration, LLC, 3 Canal Plaza, Suite 600, Portland, Maine 04101, on February 25, 2009 at 10:00 a.m. (Eastern time), and at any postponements or adjournments thereof. The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy statements dated January [ ], 2009.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE POSTAGE-PAID ENVELOPE PROVIDED

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VOTE TODAY BY TOUCH-TONE PHONE OR THE INTERNET CALL TOLL FREE 1-800-690-6903 or LOG ON TO www.proxyvote.com